Work Order

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                        BURST! MEDIA ADVERTISING CONTRACT

Advertiser: Acceleration Software            Product: Webcelerator
Address: 1223 NW Finn Hill Road
City:   Poulsbo               State: WA                Zip: 98370

Agency: direct
Billing Address:
City:                         State:                    Zip:

Name of Primary Contact: Clint Ballard
Telephone: 360-697-9260 x    Fax: 360-598-2450   Email: Clint@accelerationsw.com

Name of Technical Contact:
Telephone:       x           Fax:                Email:

PLEASE SEND ALL CREATIVE (BANNERS) TO  ADS@BURSTMEDIA.COM
AND CC
THIS IS A "RUN-OF-NETWORK REMNANT" CAMPAIGN.

Start Date:
End Date:
Clickthrough URL:

     Cost of Summary
     ---------------

Total impressions:             Invoices are rendered on the 5th of the month for
Total Net CPM:       $         schedules appearing during the prior month and
Total Net cost:      $         are due and payable upon receipt.  No cash
Agency Commission    $         discounts allowed.

BURST! will schedule this campaign via its "Ad Desktop" and cannot guarantee that any particular site will carry the Advertiser's advertising. BURST!, at its sole discretion, may preempt the Advertiser from any particular site or from the entire network during the course of the campaign schedule. In the event of a complete preemption, the Advertiser may elect to extend the End Date of the campaign or to be invoiced for the actual number of units delivered prior to preemption.

The undersigned is legally empowered to enter into this agreement and agrees to be bound by the terms and conditions as reflected on the reverse side of this contract.

FOR ADVERTISER:                         FOR BURST! MEDIA:


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Signature                Date           Signature                        Date


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Print Name & Title                      Print Name & Title

                           CONTRACT TERMS & CONDITIONS

1. As used in this section, "BURST! Media" shall refer to BURST! Media, LLC and to each and any of the owners of web sites represented by BURST! Media; "Advertiser" shall refer to the Advertiser and its Advertising Agency or Agent, if there is one.

2. The Advertiser represents that it is the owner or is licensed to use the entire contents and subject matter contained in its advertising and collateral information, including: (a) the names and/or pictures of persons; (b) any copyrighted material, trademarks, and/or depiction of trademarked goods or services; (c) any testimonials or endorsements contained in any advertisement submitted to BURST! Media and published. In consideration of BURST! Media's acceptance of such advertisements and information for publication, the advertiser and its agency will indemnify and save harmless BURST! Media against all loss, liability, damage and expense of any nature (including reasonable attorney's fees) arising out of the copying, printing distribution or publishing of its advertisements. Advertiser and its agency acknowledges that all copyright interests in the published or distributed material shall remain with BURST! Media. If the Advertiser possesses any preexisting copyright interests in the advertisements, it grants BURST! Media the right to use, reproduce and distribute the advertisements.

3. BURST! Media reserves the right, without liability, to reject, omit or exclude any advertisement for any reason at any time, with or without notice to the Advertiser, and whether or not such advertisement was previously acknowledged, accepted or published.

4. BURST! Media shall not be held liable for errors in content or omissions. Should an error appear in an advertisement, BURST! Media's liability will be limited to the cost of the advertisement (prorated for that portion of the schedule that has been completed). Under no circumstances will BURST! Media be liable for loss of income or profits or any consequential damages.

5. Advertising accepted for publishing must be accompanied by a contract signed by the authorizing parties.

6. Cancellation of an advertising contract can only be made after the advertising has appeared on BURST! Media sites for a minimum of thirty (30) days and with two weeks prior written notice from the Advertiser of their intention to cancel the advertising.

7. Advertiser understands that all frequency discounts are based on the Advertiser's commitment to fulfilling the schedule indicated on this contract. If for any reason, this schedule is not met by the time of expiration or cancellation of this contract, the Advertiser agrees to pay a short rate charge on all advertising run. This charge will be equal to the difference between the rate shown in the contract and the rate earned based on the applicable rate card for the actual frequency completed.

8. No conditions other than those set forth herein shall be binding on BURST! Media unless specifically agreed to in writing by BURST! Media. BURST! Media will not be bound by conditions printed or appearing on order blanks or copy instructions submitted by or on behalf of the Advertiser.

9. BURST! Media will not be liable for any delays in delivery and/or non-delivery in the event of an act of God, action by any government entity, transportation, strike, network difficulties, electronic malfunction, etc. or any condition beyond the control of BURST! Media affecting production or delivery in any manner.

10. Invoices are rendered on the 5th of each month for advertising appearing in the prior month and are due and payable upon receipt. BURST! Media shall have the right to hold the Advertiser and/or its Agency or Agent jointly and severally liable for such monies BURST! Media is due and payable on publication of advertising. If payments are not timely made, BURST! Media at its option, may terminate this contract.